Exhibit 21.1

Subsidiaries of the Registrant

AA Charter Brokerage LLC
AAC Subsidiary, LLC
ACM Property Services, LLC (f/k/a ACM Aviation, LLC)
Ascend Development HWD, LLC
Ascend Development II, LLC
Atlantic Aviation Albuquerque, Inc. (formerly Seven Bar)
Atlantic Aviation Corporation
Atlantic Aviation FBO Holdings LLC (f/k/a Macquarie FBO Holdings LLC)
Atlantic Aviation FBO, Inc. (f/k/a North America Capital Holding Company)
Atlantic Aviation Flight Support, Inc.
Atlantic Aviation Holding Corporation
Atlantic Aviation Investors, Inc. (f/k/a Supermarine Investors, Inc.)
Atlantic Aviation of Santa Monica, L.P. (f/k/a Supermarine of Santa Monica, a California Limited Partnership)
Atlantic Aviation Oklahoma City Inc.
Atlantic Aviation Oregon FBO, Inc.
Atlantic Aviation Oregon General Aviation Services, Inc.
Atlantic Aviation Philadelphia, Inc.
Atlantic Aviation Stewart LLC (f/k/a Supermarine of Stewart LLC)
Atlantic Aviation-Boca Raton LLC
Atlantic Aviation-Florida Inc.
Atlantic Aviation-Kansas City LLC
Atlantic Aviation-Montrose, LLC
Atlantic Aviation-Orlando Executive LLC
Atlantic Aviation-Orlando LLC
Atlantic Aviation-Salt Lake City LLC
Atlantic Aviation-St. Augustine LLC
Atlantic Aviation-Steamboat-Hayden LLC
Atlantic Aviation-Stuart LLC
Atlantic Aviation-West Palm Beach LLC
Atlantic SMO GP LLC
Atlantic SMO Holdings LLC
Aviation Contract Services, Inc.
BASI Holdings, LLC
Bayonne Energy Center Urban Renewal II, LLC
Bayonne Energy Center Urban Renewal, LLC
Bayonne Energy Center, LLC
Bayonne Industries, Inc.
Brahms Wind, LLC
Brainard Airport Services, Inc.
Bridgeport Airport Services, Inc.
Broadview Energy Prime II Investments, LLC
Broadview Energy Prime II, LLC
Broadview Energy Prime Investments, LLC
Broadview Energy Prime, LLC
Bryan Solar Equity Holdings, LLC
Bryan Solar Project Holdings, LLC
Bryan Solar, LLC
Burley Butte Wind Park, LLC
Camp Reed Wind Park, LLC
Charter Oak Aviation, Inc.
COAI Holdings, LLC

Corporate Wings-CGF, LLC
Corporate Wings-Hopkins, LLC
Critchfield Pacific, Inc.
Davis Monthan Project Holdings, LLC
DM Petroleum Operations Company
DMAFB Equity Holdings, LLC
Eagle Aviation Resources, Ltd.
East Jersey Railroad and Terminal Company
Executive Air Support, Inc.
Exergy Idaho Holdings, LLC
FLI Subsidiary, LLC
Flightways of Long Island, Inc. (f/k/a Fliteways of Long Island, Inc)
General Aviation Holdings, LLC
General Aviation of New Orleans, L.L.C.
General Aviation, L.L.C.
Gilmerton Energy Center, LLC
Golden Valley Wind Park, LLC
Hawaii Clean Energy, LLC
HGC Holdings LLC
HGC Investment Corporation
High Horizons, Inc.
Idaho Wind Partners 1, LLC
ILG Avcenter, Inc.
IMTT Holdings LLC
IMTT-Bayonne LLC
IMTT-BC LLC
IMTT-BX LLC
IMTT-Finco, LLC
IMTT-Geismar
IMTT-Gretna LLC
IMTT-Illinois LLC
IMTT-NTL, LTD
IMTT-Petroleum Management LLC
IMTT-Pipeline LLC
IMTT-Quebec Inc.
IMTT-Richmond-CA
IMTT-Virginia LLC
International Environmental Services, Inc.
International-Matex Tank Terminals LLC
ITT Holdings LLC
ITT-Geismar Storage, Inc.
ITT-Geismar, LLC
ITT-NTL, Inc.
ITT-Quebec Inc.
ITT-Richmond-CA Inc.
ITT-Richmond-CA Storage, Inc.
ITT-USA, Inc.
Jet Center Property Services, LLC
JetSouth LLC
Macquarie Airports North America Inc.
Macquarie Aviation North America 2 Inc.
Macquarie Aviation North America Inc.
Macquarie District Energy Holdings II LLC

Macquarie District Energy Holdings III LLC
Macquarie HGC Investment LLC
Macquarie Terminal Holdings LLC
Matex New Jersey Power, LLC
MCT Holdings LLC
Mercury Air Center-Addison, Inc.
Mercury Air Center-Bakersfield, Inc.
Mercury Air Center-Birmingham, LLC
Mercury Air Center-Burbank, Inc.
Mercury Air Center-Charleston, LLC
Mercury Air Center-Corpus Christi, Inc.
Mercury Air Center-Ft. Wayne, LLC
Mercury Air Center-Hartsfield, LLC
Mercury Air Center-Hopkins, LLC
Mercury Air Center-Jackson, LLC
Mercury Air Center-Johns Island, LLC
Mercury Air Center-Los Angeles, Inc.
Mercury Air Center-Nashville, LLC
Mercury Air Center-Newport News, LLC
Mercury Air Center-Ontario, Inc.
Mercury Air Center-Peachtree-DeKalb, LLC
Mercury Air Center-Reno, LLC
Mercury Air Centers, Inc.
Mercury Air Center-Santa Barbara, Inc.
Mercury Air Center-Tulsa, LLC
MIC Bayonne Holdings, LLC
MIC Corporate Services, LLC
MIC Hawaii Holdings, LLC
MIC Ohana Corporation (f/k/a Macquarie Infrastructure Company Inc. (US))
MIC Renewable Energy Holdings, LLC
Milner Dam Wind Park, LLC
MKC Aviation Fuel, LLC
MREH Idaho Wind A, LLC
Nagfy Holdings LLC
Newfoundland Transshipment Limited
Newport FBO Two LLC
Oil Mop, L.L.C.
Oregon Trail Wind Park, LLC
Palm Springs FBO Two LLC
Palomar Airport Center LLC
Palomar Airport Fuel LLC
Payne’s Ferry Wind Park, LLC
Picture Rocks Project Holdings, LLC
Picture Rocks Solar, LLC
Pilgrim Stage Station Wind Park, LLC
ProAir Aviation Maintenance, LLC
Ragfy Holdings LLC
Ramona Equity Holdings, LLC
Rancho Mesa Partners LLC
Rifle Air, LLC
Rifle Jet Center Maintenance, LLC
Rifle Jet Center, LLC
Salmon Falls Wind Park, LLC

SB Aviation Group, Inc.
SBN, Inc.
SEH Bryan Solar Holdings, LLC
SEH DMAFB Holdings, LLC
SEH Picture Rocks Holdings, LLC
SEH Ramona Holdings, LLC
SEH Valley Center Holdings, LLC
SEH Waihonu Holdings, LLC
Sierra Aviation, Inc.
SJ JC Airline Services, LLC
SJ JC Aviation Services, LLC
SJJC FBO Services, LLC
Sol Orchard San Diego 20 LLC
Sol Orchard San Diego 21 LLC
Sol Orchard San Diego 22 LLC
Sol Orchard San Diego 23 LLC
Solveig Solar 01 UT, LLC
St. Rose Nursery, LLC
Sun Valley Aviation, Inc.
SunE DM, LLC
SW Cogen Project, LLC
The Gas Company, LLC
Thousand Springs Wind Park, LLC
Trajen FBO, LLC
Trajen Flight Support, LP
Trajen Funding, Inc.
Trajen Holdings, Inc.
Trajen Limited, LLC
Tuana Gulch Wind Park, LLC
Tucson Equity Holdings, LLC
Utah Red Hills HoldCo, LLC
Utah Red Hills Renewable Park, LLC
Utah Red Hills RP HS1, LLC
Valley Center Equity Holdings, LLC
Waihonu Equity Holdings, LLC
Waihonu North, LLC
Waihonu South, LLC
Waukesha Flying Services, Inc.
WEH Brahms Holding LLC
WEH Magic Valley Holdings, LLC
Yahoo Creek Wind Park, LLC
Zone J Tolling Co., LLC